UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Towne Centre Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2006, the Board of Directors (the “Board”) of Discovery Partners International, Inc. (the “Company” or “DPI”), other than Colin Dollery and Alan Lewis, approved a grant to Messrs. Dollery and Lewis of the full amount of fees they would be entitled to receive for service on the Board through the end of the third quarter of 2006 (the “Resigning Director Fee Grant”). The Resigning Director Fee Grant is subject to the resignations of Messrs. Dollery and Lewis and the closing of the merger described in that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among DPI, Infinity Pharmaceuticals, Inc. (“Infinity”) and Darwin Corp., a wholly-owned subsidiary of DPI, pursuant to which Infinity will become a wholly-owned subsidiary of the Company (the “Merger”). Messrs. Dollery and Lewis have agreed to resign from the Board upon the closing of the Merger.

“Forward-looking” Statements

Statements in this filing that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Such forward-looking statements include statements regarding the proposed transaction described in the Merger Agreement. Factors that may cause actual results to differ materially include the risk that DPI and Infinity may not be able to complete the proposed transaction described in the Merger Agreement and the risks and uncertainties that are more fully described in DPI’s Registration Statement on Form S-4 related to the Merger filed with the Securities and Exchange Commission on May 24, 2006, as amended.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. DPI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger between DPI and Infinity described herein, DPI filed a registration statement on Form S-4 on May 24, 2006 with the SEC, that contains a proxy statement/prospectus. Investors and security holders of DPI and Infinity are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed Merger because it contains important information about DPI, Infinity and the proposed Merger. Securityholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about DPI and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the Solicitation

DPI and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DPI in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of DPI is also included in DPI’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at DPI at the address described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: July 31, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary